UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    October 28, 2004

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Item 2.02	Results of Operations and Financial Condition.

On October 28, 2004, Millennium Pharmaceuticals, Inc. issued a press release to report the company’s financial results for the quarter ended September 30, 2004. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The attached press release contains non-GAAP financial measures. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other measures of the company’s financial position prepared in accordance with generally accepted accounting principles (GAAP).

Specifically, the attached press release discusses non-GAAP net loss and non-GAAP profitability, which are non-GAAP financial measures, and reconciles the company’s historic non-GAAP net loss to its historic net loss as determined in accordance with GAAP. With respect to forward-looking information presented on a non-GAAP basis, other than amortization expenses of approximately $33.5 million in each of the next two years and costs associated with the company’s 2003 restructuring effort of approximately $5.0 million to $20.0 million in the aggregate over the next two years, the company is unable to provide a quantitative reconciliation because the items that would be excluded (which include the types of items reflected in the reconciliation of historic results) are difficult to predict and estimate and are primarily dependent on future events.

The company’s management uses these non-GAAP financial measures to gain a better understanding of the company’s core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts or to those of the company’s competitors. These measures are also used by the company’s management in their financial and operating decision-making and for compensation purposes.

These non-GAAP measures exclude certain non-operational and restructuring charges, non-cash charges and specified other charges that are included in the most directly comparable GAAP measures. The company excludes these items because it believes they are outside of the company’s normal operations and, in certain cases, are difficult to forecast accurately for future periods. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:

        • costs associated with the company’s 2003 restructuring effort, such as reducing overhead and consolidating facilities. The company believes that the costs related to these restructuring activities are not indicative of the company’s normal operating costs.

        • expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of two to 11 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

        • costs associated with the company’s debt financing activities such as amortization on capitalized professional and banking fees and charges related to the fair value of the put premiums the company has placed on its convertible notes because the company considers these costs to be nonoperational and nonrecurring and therefore not necessarily indicative of the company’s future financial commitments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: October 28, 2004	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Millennium Pharmaceuticals, Inc. dated October 28, 2004